UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2014

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 21, 2014, Twitter, Inc. (the "Company") held its annual meeting of stockholders at The Hilton San Francisco located at 333 O’Farrell Street, San Francisco, California (the "Meeting"). Present at the Meeting in person or by proxy were holders of 364,150,307 shares of Common Stock, representing 61.78% of the voting power of the shares of Common Stock as of March 28, 2014, the record date for the Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1. To elect three Class I directors to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified; and

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

The voting results for each of these proposals are detailed below.

1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Richard Costolo	329,697,748	928,193	33,524,366
Peter Fenton	329,650,109	975,832	33,524,366
Marjorie Scardino	330,036,742	589,199	33,524,366

Based on the votes set forth above, each director nominee was duly elected to serve until the 2017 annual meeting of stockholders and until his or her successor is duly elected and qualified.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Withheld	Abstain
362,891,161	594,601	664,545

There were no broker non-votes on this proposal.

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By: /s/ Vijaya Gadde
Vijaya Gadde General Counsel & Secretary

Date:  May 27, 2014